EXHIBIT 10.51

BORDERS GROUP, INC.

INCREASE OF TOTAL COMMITMENT
AND
AMENDMENT NO. 2
to the
MULTICURRENCY REVOLVING CREDIT AGREEMENT

         This INCREASE OF TOTAL COMMITMENT AND AMENDMENT NO. 2 dated as of May 20, 2003 (the “Amendment”) to the MULTICURRENCY REVOLVING CREDIT AGREEMENT is by and among BORDERS GROUP, INC. (“BGI”), BORDERS, INC., WALDEN BOOK COMPANY, INC., BGP (UK) LIMITED, BORDERS (UK) LIMITED and BORDERS AUSTRALIA PTY LTD (each individually, a “Borrower” and together with BGI, the “Borrowers”), the lending institutions signatory hereto, PNC Bank, National Association, as administrative agent for itself and such other lending institutions (the “Administrative Agent”), Fleet National Bank, as syndication agent for itself and such other lending institutions (the “Syndication Agent”), Wachovia Bank, National Association, as co-syndication agent for itself and such other lending institutions and Bank One, NA (Main Office Chicago) as documentation agent for itself and such other lending institutions.

         WHEREAS, the Borrowers, the lending institutions listed on Schedule 1 thereto (the “Lenders”), the Administrative Agent, the Syndication Agent, Wachovia Bank, National Association, as co-syndication agent for itself and such other lending institutions and Bank One, NA (Main Office Chicago) as documentation agent for itself and such other lending institutions are parties to that certain Multicurrency Revolving Credit Agreement dated as of June 21, 2002 (as amended and in effect from time to time, the “Credit Agreement”);

         WHEREAS, certain Lenders have agreed to increase their Commitments pursuant to §2.3.2 of the Credit Agreement thus increasing the Total Commitment to $450,000,000;

         WHEREAS, at the Borrowers’ request, the Lenders and the Bank Agents, subject to the terms and conditions hereof, have agreed to amend the Credit Agreement as set forth herein;

         NOW, THEREFORE, the Borrowers, the Lenders and the Bank Agents hereby agree as follows:

         §1. Defined Terms.  Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         §2. Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

         (a)   Amendment of New Synthetic Lease Facility Definition. The definition of “New Synthetic Lease Facility” set forth in §1.1 of the Credit Agreement is amended by deleting the figure “$75,000,000” that appears in such definition and substituting in place thereof the figure “$25,000,000”.

         (b)   Amendment of Restricted Payment Amount Definition. The definition of “Restricted Payment Amount” set forth in §1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Restricted Payment Amount. Over the term of the Credit Agreement, an amount not to exceed the sum of (i) $225,000,000 plus (ii) the aggregate amount paid to BGI (whether in cash or in shares of BGI’s stock), from time to time and at any time since the Closing Date, by officers, employees or directors of BGI or any of its Subsidiaries in connection with the exercise of options to purchase shares of BGI’s stock, plus (iii) the realized tax benefit (as calculated by BGI in a manner satisfactory to the Bank Agents) for tax years ending after the Closing Date, resulting from the exercise, from time to time and at any time since the Closing Date, of such options or resulting from the lapse, from time to time and at any time since the Closing Date, of restrictions on (and vesting of rights in) certain shares of BGI’s stock subject to the Management Stock Purchase Plan or any similar successor plan. For purposes of calculating the Restricted Payment Amount, to the extent shares of BGI’s stock are delivered to BGI in payment of the exercise price of options, or in payment of taxes associated with the exercise of options or the vesting of restricted shares, such delivered shares are deemed to be repurchased by BGI at fair market value (as defined in BGI’s stock option plan) on the date of delivery to BGI. Such delivered share repurchases will serve to reduce the available Restricted Payment Amount.”

         (c)   Amendment of Total Commitment Definition.  The definition of “Total Commitment” set forth in §1.1 of the Credit Agreement is amended by deleting the figure “$400,000,000” that appears in such definition and substituting in place thereof the figure “ $450,000,000”.

         (d)   Amendment of Restrictions on Indebtedness Covenant.  Section 9.1(j) of the Credit Agreement is amended by deleting the figure “$75,000,000” and substituting in place thereof the figure “$25,000,000”.

         §3.   Increase in Total Commitment.  Pursuant to §2.3.2 of the Credit Agreement, the Total Commitment is hereby increased to $450,000,000 and Schedule 1(b) to the Credit Agreement is amended by the Bank Agents and the Borrowers by replacing such schedule in its entirety with Schedule 1(b) attached hereto. Effective as of the Effective Date (as defined below), each Lender shall make such dispositions and arrangements with each other Lender with respect to the then outstanding Revolving Credit Loans (“the Adjustment”) as shall result in the amount of Revolving Credit Loans owed to each Lender being equal to the product of such Lender's Commitment Percentage multiplied by the aggregate Revolving Credit Loans outstanding on the Effective Date (the “Adjusted Amount”). Each of the Borrowers and the Guarantors hereby agrees that each Lender's Adjusted Amount shall be Revolving Credit Loans owed by the Borrowers jointly and severally to such Lender as if such Lender had initially made Revolving Credit Loans to the Borrowers in the amount of the Adjusted Amount. The Borrowers also hereby jointly and severally agree to pay all amounts referred to in §5.10 of the Credit Agreement arising in connection with the Adjustment. Upon the occurrence of the Adjustment, (a) each of the Bank Agents shall appropriately adjust its records to reflect each Lender's Adjusted Amount and (b) each of the Lenders shall as soon as practicable return to the Syndication Agent (for further delivery to the Borrowers pursuant to §9 hereof) (i) its existing Australian Note, (ii) its existing UK Note and (ii) its existing Co-Borrower Note if such Lender's Commitment has increased pursuant to this Amendment, each of which shall be replaced by an amended and restated Australian Note, UK Note or Co-Borrower Note, as applicable, to be delivered in connection with this Amendment and the contemplated increase and reallocation of the Total Commitment. The Lenders shall make any appropriate adjustments in payments received in respect of the Obligations which are allocable to periods prior to the Effective Date directly among themselves as shall be necessary to effect the proper allocation of such payments among the Lenders, reflecting their respective portions of the applicable Obligations held by them from time to time.

         §4.   Amendment Fee. The Borrowers shall pay to each Lender which returns an executed counterpart signature page to this Amendment to the Syndication Agent on or prior to 5:00p.m. (Boston time) on May 14, 2003, an amendment fee (the “Amendment Fee”) equal to eight hundredths of one percent (.08%) of such Lender's Commitment, as amended hereby.

         §5.   Affirmation of the Borrowers and Guarantors. Each of the Borrowers hereby affirms its absolute and unconditional promise to pay to each Lender and the Agents the Loans and all other amounts due under the Notes and the Credit Agreement as amended hereby, at the times and in the amounts provided for therein. Each of the Guarantors hereby affirms its guaranty of the Obligations in accordance with the provisions of the Guaranty.

         §6.   Conditions to Effectiveness. Upon satisfaction of the following conditions, this Amendment shall be deemed effective as of the date hereof (the “Effective Date”):

(a) Amendment. This Amendment shall have been duly executed by the Borrowers, the Guarantors, the Syndication Agent, the Required Lenders and each Lender directly affected hereby and delivered to the Syndication Agent.

(b) Notes. Each Lender whose Commitment has increased pursuant to this Amendment shall have received a duly executed amended and restated Co-Borrower Note in the amount of such Lender’s Commitment and each Lender shall have received a duly executed (i) amended and restated Australian Note in the amount of such Lender’s Commitment Percentage of the UK/Australian Sublimit and (ii) amended and restated UK Note in the amount of such Lender’s Commitment Percentage of the UK/Australian Sublimit, which shall, from and after the Effective Date, be deemed to constitute, respectively, the Co-Borrower Notes, the Australian Notes and the UK Notes held by such Lenders as referred to in the Credit Agreement.

(c) Corporate Action. The Syndication Agent shall have received certificates of an appropriate officer of each of the Borrowers and their Subsidiaries, dated as of the date hereof, certifying as to (i) no amendments, modifications or supplements to the Governing Documents of any Borrower or Subsidiary and that such Governing Documents are in full force and effect or attaching certified copies of any amendments, modifications or supplements thereto, (ii) the corporate actions taken by each of the Borrowers and their Subsidiaries authorizing the execution, delivery, and performance hereof, and (iii) the names, titles, incumbency, and specimen signatures of the officers of each of the Borrowers and their Subsidiaries authorized to sign this Amendment on behalf of such Borrower or Subsidiary.

(d) Amendment to Synthetic Lease Facilities. Each of the Existing Synthetic Lease Facility Documents and the New Synthetic Lease Documents shall have been amended and such amendments shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Syndication Agent. The Syndication Agent shall have received a fully executed copy of such amendment. Each of the Existing Synthetic Lease Facility and the New Synthetic Lease Facility shall have been amended such that the combined principal amount under each facility does not exceed $25,000,000.

(e) Payment of Amendment Fee. The Administrative Agent shall have received payment of the Amendment Fee by the Borrowers for the account of the applicable Lenders.

         §7.   Representations and Warranties. The Borrowers hereby represent and warrant to the Lenders, the Agents and the Issuing Bank as follows:

(a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrowers and their Subsidiaries contained in the Credit Agreement, as amended hereby, are true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), and no Default or Event of Default has occurred and is continuing.

(b) Authority, No Conflicts, Etc. The execution, delivery and performance of this Amendment and all related documents and the consummation of the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or any of their Subsidiaries and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, any of the Borrowers or any of their Subsidiaries.

(c) Enforceability of Obligations. This Amendment, the Notes and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of each Borrower and each of their respective Subsidiaries party thereto, enforceable against each Borrower and each of their respective Subsidiaries, in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in equity or at law) and an implied covenant of good faith and fair dealing, and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         §8.   No Other Amendments. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Credit Agreement and and the other Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

         §9.   Return of Superseded Notes. As soon as practicable upon the effectiveness of this Amendment, each Lender holding an Australian Note, UK Note or Co-Borrower Note previously delivered to such Lender under the Credit Agreement (prior to giving effect to this Amendment) that has been superseded and replaced by an amended and restated Australian Note, UK Note or Co-Borrower Note,as applicable, delivered to such Lender pursuant to this Amendment shall return such superseded note, marked “cancelled”, to the Borrowers.

         §10.   Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         §11.   Governing Law.  THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH WITHOUT REFERENCE TO PRICIPLES OF CONFLICTS OR CHOICE OF LAW.

         §12.   Headings.  Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

         §13.   Expenses. The Borrowers jointly and severally hereby agree to pay to the Syndication Agent, on demand by the Syndication Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Syndication Agent in connection with the preparation of this Amendment (including reasonable legal fees).

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        IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the date first above written.

BORDERS GROUP, INC.

By: /S/ EDWARD W. WILHELM
Name: Edward W. Wilhelm
Title: Senior Vice President and Chief Financial Officer

BORDERS, INC. WALDEN BOOK COMPANY, INC.

By: /S/ EDWARD W. WILHELM
Name: Edward W. Wilhelm
Title: Senior Vice President and Treasurer

BGP (UK) LIMITED BORDERS (UK) LIMITED

By: /S/ EDWARD W. WILHELM
Name: Edward W. Wilhelm
Title: Director

BORDERS AUSTRALIA PTY LTD

By: /S/ EDWARD W. WILHELM
Name: Edward W. Wilhelm
Title: Director

By:
Name:
Title: Director

FLEET NATIONAL BANK, individually and as Syndication Agent and Issuing Bank

By: /S/ DANIEL PLATT
Name: Daniel Platt
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent and Swingline Lender

By: /S/ SHARON L. GEFFEL
Name: Sharon L. Geffel
Title: Assistant Vice President

BANK ONE, NA, (MAIN OFFICE CHICAGO) individually and as Documentation Agent

By: /S/ STEVEN P. SULLIVAN
Name: Steven P. Sullivan
Title: Director

WACHOVIA BANK, NATIONAL ASSOCIATION individually and as Co-Syndication Agent

By: /S/ WILLIAM F. FOX
Name: William F. Fox
Title: Vice President

COMERICA BANK

By: /S/ DAVID C. BIRD
Name: David C. Bird
Title: Vice President

SUNTRUST BANK

By: /S/ WILLIAM C. HUMPHRIES
Name: William C. Humphries
Title: Director

KEYBANK NATIONAL ASSOCIATION

By: /S/ JEFFREY DINCHER
Name: Jeffrey Dincher
Title: Portfolio Mgmt. Officer

UNION BANK OF CALIFORNIA, N.A.

By: /S/ TIMOTHY P. STREB
Name: Timothy P. Streb
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By: /S/ THOMAS L. BAYER
Name: Thomas L. Bayer
Title: Vice President

NATIONAL CITY BANK

By: /S/ BRIAN T. STRAYTON
Name: Brian T. Strayton
Title: Vice President

FIFTH THIRD BANK, EASTERN MICHIGAN

By: /s/ MICHAEL DOLSON
Name: Michael Dolson
Title: Vice President

THE BANK OF NEW YORK

By: /S/ WILLIAM M. BARNUM
Name: William M. Barnum
Title: Vice President

FIRST HAWAIIAN BANK

By: /S/ CHARLES L. JENKINS
Name: Charles L. Jenkins
Title: Vice President, Manager

FORTIS PROJECT FINANCE LTD

By:
Name:
Title:

For purposes of §5 hereof:

PLANET MUSIC, INC.
BORDERS PROPERTIES, INC.
WALDENBOOKS PROPERTIES, INC.
BORDERS OUTLET, INC.
BORDERS FULFILLMENT, INC.
THE LIBRARY, LTD.
BORDERS ONLINE, INC.

By: /S/ EDWARD W. WILHELM
Name: Edward W. Wilhelm
Title: Senior Vice President and Treasurer

BORDERS ONLINE, LLC.

By: BORDERS, INC., its Sole Member

By: /S/ EDWARD W. WILHELM
Name: Edward W. Wilhelm
Title: Senior Vice President and Treasurer

Schedule 1(b)

Commitments (Following SunTrust Increase Date)

Lender	Commitment	Commitment Percentage
Fleet National Bank	$55,000,000.00	12.222222%
Wachovia Bank, National Association	$48,500,000.00	10.777778%
Bank One, NA (Main Office Chicago)	$48,000,000.00	10.666667%
PNC Bank, National Association	$45,500,000.00	10.111111%
SunTrust Bank	$43,000,000.00	9.555556%
KeyBank National Association	$40,000,000.00	8.888889%
Union Bank of California, N.A.	$35,000,000.00	7.777778%
U.S. Bank National Association	$30,000,000.00	6.666667%
Comerica Bank	$30,000,000.00	6.666667%
National City Bank	$25,000,000.00	5.555556%
Fifth Third Bank, Eastern Michigan	$15,000,000.00	3.333333%
The Bank of New York	$15,000,000.00	3.333333%
First Hawaiian Bank	$10,000,000.00	2.222222%
Fortis Project Finance Ltd	$10,000,000.00	2.222222%
Total	450,000,000.00	100%